EXHIBIT 11



                                   EXHIBIT 11

                    Computation of Net Loss Per Common Share

            Three and Nine Months Ended September 30, 2000 and 1999
                                  (unaudited)


                                                Three Months Ended September 30,
                                                --------------------------------
                                                   2000(1)             1999
                                                -----------         -----------

BASIC NET LOSS PER COMMON SHARE:
Net loss attributable to common stockholders .. $(2,220,848)        $  (493,394)
                                                -----------         -----------
Weighted average number of common shares
  outstanding:
     Common stock .............................  18,896,993           6,016,522
                                                -----------         -----------
     Basic net loss per common share .......... $      (.12)        $     (0.08)
                                                ===========         ===========
DILUTED NET LOSS PER COMMON SHARE:
Net loss attributable to common stockholders .. $(2,220,848)        $  (493,394)
                                                -----------         -----------
Weighted average number of common shares
  outstanding:
     Common stock .............................  18,896,993           6,016,552
     Effect of potentially dilutive common
       shares .................................          --                  --
                                                -----------         -----------
            Total .............................  18,896,993           6,016,552
                                                ===========         ===========
     Diluted net loss per common share ........ $     (0.12)        $     (0.08)
                                                ===========         ===========


                                                Nine Months Ended September 30,
                                                --------------------------------
                                                   2000(1)             1999
                                                -----------         ------------
BASIC NET LOSS PER COMMON SHARE:
Net loss attributable to common stockholders .. $(6,894,374)        $(1,575,455)
                                                -----------         -----------
Weighted average number of common shares
  outstanding:
     Common stock .............................  15,164,145           6,016,552
                                                -----------         -----------
     Basic net loss per common share .......... $     (0.45)        $     (0.26)
                                                ===========         ===========

DILUTED NET LOSS PER COMMON SHARE:
Net loss attributable to common stockholders .. $(6,894,374)        $(1,575,455)
                                                -----------         -----------
Weighted average number of common shares
  outstanding:
     Common stock .............................  15,164,145           6,016,552
     Effect of potentially dilutive common
       shares .................................          --                  --
                                                -----------         -----------
            Total .............................  15,164,145           6,016,552
                                                ===========         ===========
     Diluted net loss per common share ........ $     (0.45)        $     (0.26)
                                                ===========         ===========

(1)  Restated. See Note 11 to Unaudited Condensed
     Consolidated Financial Statements.